THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES OR “BLUE SKY LAWS,” AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

10% SENIOR SECURED CONVERTIBLE BRIDGE NOTE
DUE ___________, 2011

PUBCO(1)

Date: ______________, 2010                                                                                                                                  US$_________

FOR VALUE RECEIVED, in cash and other consideration, Pubco., a Nevada corporation (“Borrower”), hereby promises to pay to ____________, or its registered assigns (“Holder”), the sum of _________________ Dollars (US$_________) (the “Principal”).

(1)           Payments of Principal.  On the Maturity Date, unless an Event of Default shall have occurred, Borrower shall pay to Holder the entire principal amount (the “Principal Amount”) under this Secured Promissory Note (this “Note”) plus all accrued and unpaid interest (i) in cash, or (ii) at the option of the Holder, in whole or in part, in securities to be issued by Borrower in the Financing at the same price paid by other investors (the “Conversion Option”).  The “Maturity Date” shall be the earlier of (A) the date Borrower completes a financing transaction (the “Financing”) for the offer and sale of shares of Borrower’s common stock (the “Common Stock”), including securities convertible into or exercisable for Common Stock, in an aggregate amount of no less than 125% of the principal amounts evidenced by this Note and a series of identical notes issued on the date hereof (collectively, the “Notes”), and (B) __________, 2011 [twelve months from the date hereof].  Borrower may prepay all or any portion of the amounts owing under this Note at any time without fee, charge or premium.

(2)           Interest.  This Note shall bear interest at the rate of 10% per annum payable in full on the Maturity Date.

(1)           Name of debtor will be disclosed immediately prior to completion of the transaction contemplated hereunder.

(3)           Issuance of Additional Securities.

(a)           In addition to the repayment of the principal amount and all accrued interest hereunder, whether or not such amounts shall have been prepaid as permitted hereunder, on the Maturity Date, Borrower shall issue to Holder, at Holder’s option, (i) three year warrants (the “Warrants”) to purchase that number of shares of Common Stock equal to the Principal Amount plus all accrued and unpaid interest divided by the per share purchase price of the Common stock offered and sold in the Financing (the “Offering Price”) which Warrants shall be exercisable at the Offering Price and shall include cashless exercise provisions commencing 18 months from the date of issuance of the Warrants if there is not at that time an effective registration statement covering the shares of Common Stock exercisable upon exercise of the Warrants, or (ii) that number of shares of Common Stock equal to the product arrived at by multiplying (x) the Principal Amount plus all accrued and unpaid interest divided by the Offering Price and (y) 0.33 (the “Share Option”).

(b)           Borrower shall not issue to Holder shares of Common Stock whether upon exercise of the Share Option or the Warrants, and the Holder shall not have the right to exercise the Share Option or the Warrants, to the extent that after giving effect to such exercise, Holder (together with Holder’s affiliates) would beneficially own in excess of 4.99% of the shares of Common Stock outstanding immediately after giving effect to such exercise.  For purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.  For purposes of exercise of the Share Option or the Warrants, in determining the number of outstanding shares of Common Stock, Holder may rely on the number of outstanding shares of Common Stock as reflected in Borrower’s most recent reports filed with the Securities and Exchange Commission.  The limitation of this Section (3)(b) may not be waived by Holder except on no less than 61-day prior written notice.

(4)           Security Interest.  Borrower’s performance of the obligations and covenants of this Note, including but not limited to repayment, shall be secured by a first priority lien and security interest in all of Borrower’s assets as set forth in that certain pledge and security agreement of even date herewith among Borrower and the holders of the Notes.

(5)           Event of Default.

(a)           Event of Default.  Each of the following events shall constitute an “Event of Default” hereunder:

(i) Borrower's failure to pay to the Holder any amount when and as due under this Note for a period of ten (10) Business Days after notice of such failure; or

(ii) Borrower shall either (i) fail to pay, when due, or within any applicable grace period, any payment in respect of any Indebtedness in excess of $100,000, individually or in the aggregate, due to any third party, other than, with respect to unsecured indebtedness only, payments contested by the Borrower in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof, or otherwise be in breach or violation of any agreement for monies owed or owing in respect of any indebtedness in an amount in excess of $250,000, individually or in the aggregate, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (ii) suffer to exist any other circumstance or event that would, with or without the passage of time or the giving of notice, result in a default or event of default under any agreement binding Borrower, which default or event of default would or is likely to have a material adverse effect on the business, operations, properties, prospects of financial condition of Borrower or any of its Subsidiaries, individually or in the aggregate;

(iii) Borrower or any of its Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal, foreign or state law for the relief of debtors generally (collectively, “Bankruptcy Law”), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official for substantially all of its assets (a “Custodian”), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

(iv) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against Borrower or any of its Subsidiaries in an involuntary case, (B) appoints a Custodian of Borrower or any of its Subsidiaries for substantially all of its assets, or (C) orders the liquidation of Borrower or any of its Subsidiaries;

(v) a final judgment or judgments for the payment of money aggregating in excess of $250,000 are rendered against Borrower or any of its Subsidiaries and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $250,000 amount set forth above; and

(vi) Borrower breaches any covenant or other term or condition or any material representation or warranty of any of the Transaction Documents, except, in the case of a breach of a covenant or other term or condition which is curable, and provided that Borrower delivers prompt notice of such breach to the Holder, only if such breach continues for a period of at least ten (10) consecutive Business Days.

(b)           Acceleration.  Upon the occurrence of an Event of Default under this Note, Holder shall have, at its option, the right, without further notice or demand, which Borrower hereby expressly waives, to declare the unpaid principal and interest immediately due and payable and to exercise any other rights and remedies that Holder may have.  Holder’s failure to accelerate the payment of this Note upon the occurrence of one or more events of default shall not constitute a waiver of Holder’s right to exercise such options at any subsequent time with respect to the same or any other event of default.  Holder’s acceptance of any payment under this Note which is less than payment in full of all amounts then due and payable shall not constitute a waiver by Holder of any right to declare a default hereunder or to pursue any remedy available under this Note, at law or in equity, or under any other agreement, instrument or document entered into by and between Borrower and Holder.

(6)           Registration Rights.

(a)           Definitions.  As used in this Section 6, the following terms shall have the following meanings.

(i) The term “Holder” shall mean Holder or any of Holder’s permitted transferees.

(ii) The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or order of effectiveness of such registration statement or document.

(iii) The term “Registrable Securities” shall mean: (i) Common Stock issued to Holder upon exercise of the Conversion Option, (ii) shares of Common Stock issuable upon exercise of the Warrants, and (iii) shares issuable upon exercise of the Share Option, provided, however, that securities shall only be treated as Registrable Securities if and only for so long as they (A) have not been disposed of pursuant to a registration statement declared effective by the SEC; (B) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale; (C) are held by Holder or a permitted transferee of Holder pursuant to this Section 6; and (D) may not be disposed of under Rule 144 without restriction.

(b)           Shelf Registration.  If at any time Borrower shall propose the filing of a Registration Statement on an appropriate form under the Securities Act of any of Borrower’s securities, but excluding Registration Statements relating to any employee benefit plan or a corporate reorganization, then Borrower shall give Holder notice of such proposed registration and shall include in any Registration Statement relating to such securities all or a portion of Holder’s Registrable Securities as Holder shall request, by notice given by Holder to Borrower within twenty (20) days after the giving of such notice by Borrower, to be so included.  In the event of the inclusion of Registrable Securities pursuant to this Section 6, Borrower shall bear all of the costs and expenses of such registration excluding (i) legal expenses of the Holder and (ii) underwriting discounts and commissions relating to Registrable Securities.  In the event the distribution of securities of Borrower covered by a Registration Statement referred to in this Section 5 is to be underwritten, then Borrower’s obligation to include Registrable Securities in such Registration Statement shall be subject, at the option of the Borrower, to the following further conditions:

(i) The distribution for the account of the Holder shall be underwritten by the same underwriters who are underwriting the distribution of the securities for the account of Borrower and/or any other persons whose securities are covered by such Registration Statement, and the holder will enter into an agreement with such underwriters containing customary provisions;

(ii) If the underwriting agreement entered into with the aforesaid underwriters contains restrictions upon the sale of Borrower’s securities, other than the securities which are to be included in the proposed distribution, for a period not exceeding one hundred eighty (180) days from the effective date of the Registration Statement, then such restrictions will be binding upon the Holder and, if requested by Borrower, the Holder will enter into a written agreement to that effect; and

(iii) If the underwriters state in writing that they are unwilling to include any or all of the Holder’s securities in the proposed offering because such inclusion will materially interfere with the orderly sale and distribution of the securities being offered by Borrower, then the number of the Holder’s Registrable Securities to be included will be reduced in accordance with such statement by the underwriters.

(c)           Furnish Information.  It shall be a condition precedent to the obligation of Borrower to take any action pursuant to this Section 6 with respect to the Registrable Securities of the Holder that Holder shall furnish to Borrower such information regarding the Holder, the Registrable Securities held by the Holder, and the intended method of disposition of such securities as shall be reasonably required by Borrower to effect the registration of Holder’s Registrable Securities.

(7)           Notices; Payments.

(a)           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (Pacific time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (Eastern time) on any Business Day, (c) the 2nd  Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth below:

If to Borrower:

8929 Aero Drive, Suite E
San Diego, CA 92123
Attn.: Dennis Becker
Fax: (619) 725-0958

With a copy to:

Louis A. Brilleman, Esq.
1140 Avenue of the Americas, 9th Floor
New York, NY 10036
Facsimile: (646) 380-6899

If to Holder:

With a copy to:

(b)            Payments.  Whenever any payment of cash is to be made by Borrower to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of Borrower and sent via overnight courier service to such Person at the address provided for notice pursuant to Section 13(a) above, or as subsequently provided to the other party in writing; provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing Borrower with prior written notice setting out such request and the Holder's wire transfer instructions.  Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

(8)           Cancellation.  After all principal, interest and other amounts at any time owed on this Note have been indefeasibly paid in full, this Note shall automatically be deemed canceled, shall be surrendered to Borrower for cancellation and shall not be reissued, and the security interest granted in the Collateral shall terminate.  The Holder agrees to promptly execute, file and/or deliver any and all documents reasonably required or requested to further evidence such termination.

(9)           Waivers by Borrower.  Borrower (a) waives diligence, grace, demand, presentment for payment, exhibition of this Note, protest, notice of protest, notice of dishonor, notice of demand, notice of nonpayment, and any or all other notices whatsoever, and any and all exemption rights against the indebtedness evidenced by this Note; (b) agrees to any and all extensions or renewals from time to time without notice and to any partial payments of this Note; (c) consents to offsets of any sums owed to Borrower by Holder at any time and to any release of all or any part of the security for this Note, or to any release of any party liable for payment of this Note; and (d) agrees that any such waiver, extension, renewal, release, consent, or partial payment may be made without notice to Borrower or any other party and shall not release or discharge any one or all of them from the obligation of payment of this Note or any installment of this Note or any other liability under this Note.  Any security given for the obligations of Borrower may be waived, exchanged, surrendered or otherwise dealt with by Holder without affecting the liability of Borrower or any other party who might subsequently become liable hereon.

(10)           Governing Law; Jurisdiction; Severability; Jury Trial.  This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdictions other than the State of California.  Borrower hereby irrevocably submits to the exclusive jurisdiction of the Commercial Court sitting in the City of San Diego, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.  Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against Borrower in any other jurisdiction to collect on Borrower's obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder.

(11)           Usury Savings.  Borrower and Holder intend to contract in compliance with all state and federal usury laws governing the loan evidenced by this Note.  Holder and Borrower agree that none of the terms of this Note shall be construed to require payment of interest at a rate in excess of the maximum interest rate allowed by any applicable state, federal or foreign usury laws.  If Holder receives sums which constitute interest that would otherwise increase the effective interest rate on this Note to a rate in excess of that permitted by any applicable law, then all such sums constituting interest in excess of the maximum lawful rate shall at Holder’s option either be credited to the payment of principal or returned to Borrower.  The provisions of this Section 9 control the other provisions of this Note and any other agreement between Borrower and Holder.

(12)           Severability.  All provisions hereof are severable.  If any provision hereof is declared invalid for any reason, that invalidity shall not affect any other provision of this Note, all of which shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the set forth above.

Borrower:

PUBCO

By: ________________________